News Release
www.aviatnetworks.com
Aviat Networks Announces First Quarter of Fiscal 2017 Financial Results

•	Revenue of $58.2 million; Book to Bill > 1

•	GAAP Gross Margin of 29.8%, an increase of 340 basis points year-over-year; Non-GAAP Gross Margin of 29.9%, an improvement of 340 basis points year-over-year

•	GAAP Operating Expenses of $20.3 million, a reduction of $2.3 million or 10.3% year-over-year; Non-GAAP Operating Expenses of $19.7 million, a reduction of $2.4 million or 10.9% year-over-year

•	GAAP Net Loss Attributable to Aviat Networks of $(0.6) million, an improvement of $0.6 million year-over-year

•	Non-GAAP Loss from Continuing Operations Attributable to Aviat Networks of $(2.6) million, a decline of $1.2 million year-over-year

•	Adjusted EBITDA of $(0.6) million compared to Adjusted EBITDA of $0.7 million in Q1 Fiscal 2016

•	Cash and cash equivalents at Fiscal 2017 first quarter end of $31.8 million; net cash increased $1.3 million from FY16 year-end
MILPITAS, Calif., November 14, 2016 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2017 first quarter ended September 30, 2016.
Commenting on the Company’s fiscal 2017 first quarter results, Michael Pangia, President and CEO of Aviat Networks stated, “Across the board, we are very pleased with our results. Our bookings, revenues, expenses and cash all tracked to expectations, while our gross margins exceeded our internal goals. We now have a better view to generating positive Adjusted EBITDA in our fiscal second quarter and for the full fiscal year.”
Mr. Pangia further commented, “We continue to win competitive deals, have strengthened both our products and services and have new solutions in development which will enhance our customer offerings further. North America remains a key driver for our business, and with the momentum established within the Private Networks vertical, we believe we are positioned to grow in North America this fiscal year. Overall, we are making significant progress and sustainable profitability is well within our reach.”

Fiscal 2017 First Quarter Results Comparisons
The Company reported total revenues of $58.2 million for its fiscal 2017 first quarter as compared to $79.6 million in the comparable fiscal 2016 period. The decline in revenues was primarily attributed to lower overall spending by the Company’s Mobile Operator customer base, and the timing associated with some Private Network projects coming to completion, which impacted both product and service revenues across reportable geographic segments. On a sequential basis, total revenues were flat as compared to the prior fiscal 2016 fourth quarter.
GAAP gross margins for the fiscal 2017 first quarter were 29.8% as compared to 26.4% in the fiscal 2016 first quarter, an improvement of approximately 340 basis points. Non-GAAP gross margins for the fiscal 2017 first quarter, excluding the impact of share-based compensation, were 29.9% as compared to 26.5% in the fiscal 2016 first quarter, an increase of 340 basis points. Both GAAP and non-GAAP gross margin percentage improvements were primarily driven by better efficiencies within the Company’s services business combined with process enhancements within supply chain operations.
GAAP total operating expenses for the fiscal 2017 first quarter were $20.3 million as compared to $22.6 million reported in the fiscal 2016 first quarter, a reduction of $2.3 million or 10.3%. Non-GAAP total operating expenses for the fiscal 2017 first quarter, excluding the impact of restructuring charges and share-based compensation, were $19.7 million as compared to $22.1 million reported in the fiscal 2016 first quarter, a reduction of $2.4 million or 10.9%. The year-over-year improvement in both GAAP total operating expenses and non-GAAP total operating expenses is a direct result of the Company’s continuing focus on lowering its overall cost structure.
GAAP operating loss was $2.9 million for the fiscal 2017 first quarter as compared to a GAAP operating loss of $1.6 million for the comparable fiscal 2016 period. Non-GAAP operating loss was $2.3 million for the fiscal 2017 first quarter as compared to a Non-GAAP operating loss of $1.1 million for the comparable fiscal 2016 period. The Company reported a GAAP loss from continuing operations of $0.6 million or a loss of $0.12 per diluted share and a Non-GAAP loss from continuing operations of $2.6 million or a loss of $0.49 per diluted share. This compares to a GAAP loss from continuing operations of $1.6 million or a loss of $0.30 per diluted share for the comparable year-ago period, and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $1.4 million or a loss of $0.26 per diluted share for the comparable fiscal 2016 period.
Adjusted EBITDA for the fiscal 2017 first quarter was $(0.6) million, compared with $0.7 million in the comparable fiscal 2016 period. In addition to the $0.5 million of share-based compensation expense excluded from non-GAAP loss from continuing operations, Adjusted EBITDA also excluded $0.2 million of restructuring-related charges as part of the Company’s Process Improvement and Realignment initiatives.
Cash and cash equivalents were $31.8 million as of September 30, 2016 as compared to $30.5 million as of July 1, 2016, an improvement of $1.3 million.
A reconciliation of GAAP to non-GAAP financial measures for the first quarter of fiscal 2017 along with the accompanying notes is provided in Table 3 below.

Conference Call Details
Aviat Networks will host a conference call at 10:00 a.m. Eastern Time (ET) on November 15, 2016 to discuss its financial results for the fiscal 2017 first quarter. To listen to the live conference call, please dial toll free (US/CAN) 877-627-6590, (INTL) 719-325-4744, conference ID: 5081739. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations attributable to Aviat Networks, basic and diluted net loss per share from continuing operations attributable to Aviat Networks, adjusted losses before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviate have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2017, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 9, 2016 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:

Glenn Wiener, Aviat Networks, Inc., 212-786-6011, Investorinfo@aviatnet.com or GWiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2017 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	September 30, 2016	July 1, 2016	October 2, 2015
Revenues:
Revenue from product sales	$34,724	$33,225	$53,686
Revenue from services	23,483	25,027	25,869
Total revenues	58,207	58,252	79,555
Cost of revenues:
Cost of product sales	24,860	29,765	37,178
Cost of services	15,982	18,618	21,366
Total cost of revenues	40,842	48,383	58,544
Gross margin	17,365	9,869	21,011
Operating expenses:
Research and development expenses	4,943	5,057	5,476
Selling and administrative expenses	15,187	16,472	17,112
Restructuring charges	160	1,596	21
Total operating expenses	20,290	23,125	22,609
Operating loss	(2,925)	(13,256)	(1,598)
Interest income	54	64	82
Interest expense	(18)	(13)	(9)
Other expense	(182)	(1,245)	—
Loss from continuing operations before income taxes	(3,071)	(14,450)	(1,525)
Benefit from income taxes	(2,470)	779	(12)
Loss from continuing operations	(601)	(15,229)	(1,513)
Income from discontinued operations, net of tax	—	88	359
Net loss	(601)	(15,141)	(1,154)
Less: Net income attributable to noncontrolling interests, net of tax	28	10	49
Net loss attributable to Aviat Networks	$(629)	$(15,151)	$(1,203)

Amount attributable to Aviat Networks:
Net loss from continuing operations, net of tax	$(629)	$(15,239)	$(1,562)
Net income from discontinued operations, net of tax	$—	$88	$359

Basic and diluted loss per share attributable to Aviat Networks’ common stockholders:
Continuing operations	$(0.12)	$(2.90)	$(0.30)
Discontinued operations	$—	$0.02	$0.07
Net loss	$(0.12)	$(2.88)	$(0.23)
Weighted average shares outstanding, basic and diluted	5,295	5,259	5,206

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2017 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	September 30, 2016	July 1, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$31,750	$30,479
Short-term investments	230	222
Accounts receivable, net	49,697	63,449
Unbilled costs	7,653	5,117
Inventories	24,074	27,293
Customer service inventories	2,783	3,064
Other current assets	11,394	10,790
Total current assets	127,581	140,414
Property, plant and equipment, net	18,130	18,162
Deferred income taxes	5,759	6,068
Other assets, including restricted cash	1,356	1,467
Total long-term assets	25,245	25,697
TOTAL ASSETS	$152,826	$166,111
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$8,000	$9,000
Accounts payable	29,296	33,217
Accrued expenses	22,668	23,205
Advance payments and unearned income	25,357	30,615
Restructuring liabilities	2,748	3,910
Total current liabilities	88,069	99,947
Unearned income	7,729	8,387
Other long-term liabilities	1,232	1,409
Reserve for uncertain tax positions	1,365	1,414
Deferred income taxes	1,484	1,497
Total liabilities	99,879	112,654
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	53	53
Additional paid-in-capital	812,062	811,601
Accumulated deficit	(748,010)	(747,381)
Accumulated other comprehensive loss	(11,527)	(11,157)
Total Aviat Networks stockholders’ equity	52,578	53,116
Noncontrolling interests	369	341
Total equity	52,947	53,457
TOTAL LIABILITIES AND EQUITY	$152,826	$166,111

AVIAT NETWORKS, INC.
Fiscal Year 2017 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating loss, income tax provision, loss from continuing operations attributable to Aviat Networks, basic and diluted net loss per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2017 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	September 30, 2016	% of Revenue	July 1, 2016	% of Revenue	October 2, 2015	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$17,365	29.8%	$9,869	16.9%	$21,011	26.4%
WTM inventory write-down	—		5,057		—
Share-based compensation	41		28		36
Non-GAAP gross margin	17,406	29.9%	14,954	25.7%	21,047	26.5%

GAAP research and development expenses	$4,943	8.5%	$5,057	8.7%	$5,476	6.9%
Share-based compensation	(23)		(19)		(29)
Non-GAAP research and development expenses	4,920	8.5%	5,038	8.6%	5,447	6.8%

GAAP selling and administrative expenses	$15,187	26.1%	$16,472	28.3%	$17,112	21.5%
Share-based compensation	(394)		(407)		(428)
Non-GAAP selling and administrative expenses	14,793	25.4%	16,065	27.6%	16,684	21.0%

GAAP operating loss	$(2,925)	(5.0)%	$(13,256)	(22.8)%	$(1,598)	(2.0)%
WTM inventory write-down	—		5,057		—
Share-based compensation	458		454		493
Restructuring charges	160		1,596		21
Non-GAAP operating loss	(2,307)	(4.0)%	(6,149)	(10.6)%	(1,084)	(1.4)%

GAAP income tax provision	$(2,470)	(4.2)%	$779	1.3%	$(12)	—%
Tax refund from Inland Revenue Authority of Singapore	3,741		—		—
Adjustment to reflect pro forma tax rate	(971)		(479)		312
Non-GAAP income tax provision	300	0.5%	300	0.5%	300	0.4%

	Three Months Ended
	September 30, 2016	% of Revenue	July 1, 2016	% of Revenue	October 2, 2015	% of Revenue
	(In thousands, except percentages and per share amounts)

GAAP loss from continuing operations attributable to Aviat Networks	$(629)	(1.1)%	$(15,239)	(26.2)%	$(1,562)	(2.0)%
Share-based compensation	458		454		493
Restructuring charges	160		1,596		21
Nigeria FX loss on dividend receivable	210		1,245		—
WTM inventory write-down	—		5,057		—
Tax refund from Inland Revenue Authority of Singapore	(3,741)		—		—
Adjustment to reflect pro forma tax rate	971		479		(312)
Non-GAAP loss from continuing operations attributable to Aviat Networks	$(2,571)	(4.4)%	$(6,408)	(11.0)%	$(1,360)	(1.7)%

Basic and diluted loss per share from continuing operations attributable to Aviat Networks stockholders
Basic and Diluted:
GAAP	$(0.12)		$(2.90)		$(0.30)
Non-GAAP	$(0.49)		$(1.22)		$(0.26)

Basic and diluted shares used in computing loss per share from continuing operations
Basic and Diluted:
GAAP	5,295		5,259		5,206
Non-GAAP	5,295		5,259		5,206

ADJUSTED EBITDA:
GAAP loss from continuing operations attributable to Aviat Networks	$(629)	(1.1)%	$(15,239)	(26.2)%	$(1,562)	(2.0)%
Depreciation and amortization of property, plant and equipment	1,670		1,604		1,704
Interest	(36)		13		73
Share-based compensation	458		454		493
Restructuring charges	160		1,596		21
Nigeria FX loss on dividend receivable	210		1,245		—
WTM inventory write-down	—		5,057		—
Provision for income taxes	(2,470)		779		(12)
Adjusted EBITDA attributable to Aviat Networks	$(637)	(1.1)%	$(4,491)	(7.7)%	$717	0.9%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP loss from continuing operations attributable to Aviat Networks excluded share-based compensation, restructuring charges, foreign exchange loss on intercompany dividend receivable, specific one-time inventory write-down, tax refund from Inland Revenue Authority of Singapore and adjustment to reflect the pro forma tax rate. Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP loss from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2017 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended
	September 30, 2016	July 1, 2016	October 2, 2015
	(In thousands)
North America	$28,584	$31,267	$35,220
International:
Africa and Middle East	14,349	13,573	27,288
Europe and Russia	4,507	4,097	6,442
Latin America and Asia Pacific	10,767	9,315	10,605
	29,623	26,985	44,335
Total Revenue	$58,207	$58,252	$79,555